EXHIBIT 99

SPS Commerce Reports Third Quarter 2012 Financial Results

Company Delivers 47th Consecutive Quarter of Revenue Growth and 35% Recurring Revenue Growth Over 2011

MINNEAPOLIS, Oct. 25, 2012 (GLOBE NEWSWIRE) -- SPS Commerce (Nasdaq:SPSC), a leading provider of on-demand supply chain management solutions, today announced financial results for the third quarter ended September 30, 2012.

Revenue was $20.3 million in the third quarter of 2012, compared to $15.5 million in the third quarter of 2011, reflecting 31% growth in total revenue from the third quarter 2011. Recurring revenue grew 35% from the third quarter of 2011.

Net income in the third quarter of 2012 was $174,000 or $0.01 per diluted share, compared to net income of $177,000 or $0.01 per diluted share, in the third quarter of 2011. Non-GAAP net income per diluted share was $0.10 in the third quarter of 2012, compared to non-GAAP net income per diluted share of $0.07 in the third quarter of 2011. Adjusted EBITDA for the third quarter of 2012 was $2.2 million, compared to $1.5 million for the third quarter of 2011.

"We had another solid quarter both financially and strategically as we exceeded our financial guidance and expanded our product and customer footprint," said Archie Black, President and CEO of SPS Commerce. "This quarter we also expanded our market leadership with the acquisition of Edifice, which enables trading partners to share point-of-sale data to help manage supply chains. We believe the retail ecosystem is in the early stage of adopting real time analytics and Edifice gives us a significant competitive advantage. Moving forward, we will continue to invest in growth, nurture the thousands of leads within our network and innovate around our platform."

Revenue for the nine months ended September 30, 2012 was $54.6 million, compared to $42.1 million for the comparable period in 2011. Net income for the nine months ended September 30, 2012 was $856,000 or $0.06 per diluted share, compared to net income of $560,000, or $0.04 per diluted share, for the comparable period in 2011. Non-GAAP net income per diluted share for the nine months ended September 30, 2012 was $0.30, compared to non-GAAP net income per diluted share of $0.18 for the comparable period in 2011. Adjusted EBITDA for the first nine months of this year was $6.4 million, compared to $3.8 million for the first nine months last year.

"We demonstrated strong execution this quarter with both revenue and adjusted EBITDA ahead of guidance," said Kim Nelson, Chief Financial Officer of SPS Commerce. "This quarter's success was highlighted by 35% recurring revenue growth. We continue to see strength in our overall business and we're pleased to announce that we're raising full year revenue and adjusted EBITDA guidance once again."

Guidance

For the fourth quarter of 2012, revenue is expected to be in the range of $21.7 million to $22 million, representing growth of 37% to 39% compared to the fourth quarter of 2011. Fourth quarter net loss per diluted share is expected to be in the range of $(0.02) to $(0.01). Non-GAAP net income per diluted share is expected to be in the range of $0.08 to $0.09. Adjusted EBITDA is expected to be in the range of $2.1 million to $2.3 million. Non-cash, share-based compensation expense is expected to be approximately $800,000 and amortization is expected to be approximately $760,000.

For the full year of 2012, revenue is expected to be in the range of $76.3 million to $76.6 million, representing growth of approximately 32% compared to 2011. Full year net income per diluted share is expected to be in the range of $0.04 to $0.05. Non-GAAP net income per diluted share is expected to be in the range of $0.38 to $0.39. Adjusted EBITDA is expected to be in the range of $8.5 million to $8.7 million. Non-cash, share-based compensation expense is expected to be approximately $2.9 million and amortization is expected to be $1.8 million.

Quarterly Conference Call

To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID# 26451101 at least five minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at investors.spscommerce.com.

About SPS Commerce

SPS Commerce is a leading provider of on-demand supply chain management solutions and the Retail Universe community, providing integration, collaboration, connectivity, visibility and data analytics to thousands of customers worldwide. We deliver our solutions over the Internet using a Software-as-a-Service model to improve the way the retail supply chain community of suppliers, retailers, distributors and other customers build their trading partner relationships and manage and fulfill orders. Our Retail Universe hosts profiles of thousands of retail supply chain members, and enables retailers, suppliers and 3PLs to find, connect and form new business partnerships based on product or integration requirements. The SPSCommerce.net platform features pre-built integrations used by current and new customers alike, spanning 3,000 order management models across 1,500 retailers, grocers and distributors, as well as integrations to over 100 accounting, warehouse management, enterprise resource planning, and packing and shipping applications. More than 45,000 customers across more than 40 countries have used SPSCommerce.net, making it one of the largest trading partner integration centers. SPS Commerce has achieved 47 consecutive quarters of increased revenues and is headquartered in Minneapolis. For additional information, please contact SPS Commerce at 866-245-8100 or visit www.spscommerce.com or www.retailuniverse.com.

The SPS Commerce logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7184

SPSCommerce.net and the SPS Commerce logo are the property of SPS Commerce, Inc. Retail Universe is a service mark of SPS Commerce. All other names and trademarks are the property of their respective holders.

Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company's board of directors.

EBITDA consists of net income plus depreciation and amortization, interest expense, interest income and income tax expense (benefit). Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

Non-GAAP net income per share consists of net income plus non-cash, stock-based compensation expense and amortization expense related to intangible assets divided by the weighted average number of shares of common stock outstanding during each period. SPS Commerce believes non-GAAP net income per share is useful to an investor because it is widely used to measure a company's operating performance.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding the integration of Edifice, the adoption of retail analytics by the retail ecosystem and our performance for our fourth fiscal quarter of 2012 within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. These factors include less than expected growth in the supply chain management industry, especially for Software-as-a-Service solutions within this industry; lack of acceptance of new solutions SPS Commerce offers; an inability to continue increasing SPS Commerce's number of customers or the revenues SPS Commerce derives from its recurring revenue customers; an inability to identify attractive acquisition opportunities, successfully negotiate acquisition terms or effectively integrate acquired companies or businesses; an inability to effectively manage growth; and an inability to add sales and marketing, research and development or other key personnel who are able to successfully sell or develop solutions. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2011, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SPS-F

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except share amounts)

	September 30,	December 31,
	2012	2011

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 69,715	$ 31,985
Accounts receivable, less allowance for doubtful accounts of $244 and $222, respectively	10,146	7,958
Deferred costs, current	6,903	5,748
Deferred income taxes, current	782	783
Prepaid expenses and other current assets	2,398	1,765
Total current assets	89,944	48,239

PROPERTY AND EQUIPMENT, net	5,567	3,382
GOODWILL	25,487	5,853
INTANGIBLE ASSETS, net	20,957	5,767
OTHER ASSETS
Deferred costs, net of current portion	3,030	2,510
Deferred income taxes, net of current portion	11,568	11,787
Other non-current assets	191	80
	$ 156,744	$ 77,618

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$ 2,739	$ 1,411
Accrued compensation and benefits	6,634	5,118
Accrued expenses and other current liabilities	1,276	1,097
Deferred revenue, current	5,262	3,840
Total current liabilities	15,911	11,466

OTHER LIABILITIES
Deferred revenue, less current portion	8,003	6,599
Total liabilities	23,914	18,065

COMMITMENTS and CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	--	--
Common stock, $0.001 par value; 55,000,000 shares authorized; 14,683,384 and 12,138,858 shares issued and outstanding, respectively	15	12
Additional paid-in capital	181,024	108,606
Accumulated deficit	(48,209)	(49,065)
Total stockholders' equity	132,830	59,553
	$ 156,744	$ 77,618

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenues	$ 20,267	$ 15,529	$ 54,622	$ 42,115
Cost of revenues	5,945	4,076	15,236	11,147
Gross profit	14,322	11,453	39,386	30,968
Operating expenses
Sales and marketing	7,840	6,404	21,259	17,382
Research and development	2,088	1,605	5,650	4,259
General and administrative	3,726	2,914	10,079	8,208
Amortization of intangible assets	530	260	1,050	383
Total operating expenses	14,184	11,183	38,038	30,232
Income from operations	138	270	1,348	736
Other income (expense)
Interest expense	(27)	--	(27)	--
Interest income	6	16	34	74
Other expense	(67)	(28)	(170)	(62)
Total other income (expense), net	(88)	(12)	(163)	12
Income before income taxes	50	258	1,185	748
Income tax benefit (expense)	124	(81)	(329)	(188)
Net income	$ 174	$ 177	$ 856	$ 560

Net income per share
Basic	$ 0.01	$ 0.01	$ 0.07	$ 0.05
Diluted	$ 0.01	$ 0.01	$ 0.06	$ 0.04

Weighted average common shares used to compute net income per share
Basic	13,042	11,970	12,500	11,918
Diluted	13,894	12,735	13,373	12,685

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Nine Months Ended
	September 30,
	2012	2011

Cash flows from operating activities
Net income	$ 856	$ 560
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	220	--
Depreciation and amortization of property and equipment	2,117	1,436
Amortization of intangible assets	1,050	383
Provision for doubtful accounts	295	245
Stock-based compensation	2,042	1,286
Changes in assets and liabilities, net of effect of acquisitions
Accounts receivable	(1,184)	(2,265)
Deferred costs	(1,675)	(1,219)
Prepaid expenses and other current assets	(484)	(264)
Accounts payable	1,328	389
Accrued compensation and benefits	1,516	1,612
Accrued expenses and other current liabilities	179	60
Deferred revenue	2,006	1,323
Net cash provided by operating activities	8,266	3,546
Cash flows from investing activities
Business acquisitions, net of cash acquired	(26,262)	(10,865)
Purchases of property and equipment	(2,845)	(1,716)
Net cash used in investing activities	(29,107)	(12,581)
Cash flows from financing activities
Payments of capital lease obligations	(410)	(122)
Net proceeds from exercise of options to purchase common stock	1,137	338
Excess tax benefit from exercise of options to purchase common stock	24	--
Proceeds from common stock offering	57,940	--
Stock offering costs	(120)	(108)
Net cash provided by financing activities	58,571	108
Net increase (decrease) in cash and cash equivalents	37,730	(8,927)
Cash and cash equivalents at beginning of period	31,985	40,473
Cash and cash equivalents at end of period	$ 69,715	$ 31,546

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net income	$ 174	$ 177	$ 856	$ 560
Depreciation and amortization of property and equipment	873	541	2,117	1,436
Amortization of intangible assets	530	260	1,050	383
Interest expense	27	--	27	--
Interest income	(6)	(16)	(34)	(74)
Income tax (benefit) expense	(124)	81	329	188

EBITDA	1,474	1,043	4,345	2,493
Non-cash, stock-based compensation expense	715	487	2,042	1,286

Adjusted EBITDA	$ 2,189	$ 1,530	$ 6,387	$ 3,779

Net income	$ 174	$ 177	$ 856	$ 560
Deferred tax asset valuation allowance reversal	--	--	--	--
Non-cash, stock-based compensation expense	715	487	2,042	1,286
Amortization of intangible assets	530	260	1,050	383

Non-GAAP income	$ 1,419	$ 924	$ 3,948	$ 2,229

Shares used to compute non-GAAP income per share
Basic	13,042	11,970	12,500	11,918
Diluted	13,894	12,735	13,373	12,685

Non-GAAP income per share
Basic	$ 0.11	$ 0.08	$ 0.32	$ 0.19
Diluted	$ 0.10	$ 0.07	$ 0.30	$ 0.18

CONTACT: Investor Relations:
         The Blueshirt Group
         415-217-7722
         Stacie Bosinoff, stacie@blueshirtgroup.com
         Nicole Gunderson, nicole@blueshirtgroup.com

         Media:
         Kay Rindels
         SPS Commerce
         866-245-8100
         krindels@spscommerce.com